UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2025

Joby Aviation, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware			001-39524	98-1548118
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

333 ENCINAL STREET

SANTA CRUZ	,	California		95060
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s Telephone Number, Including Area Code: 831 201-6700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.
Amended and Restated Stock Purchase Agreement and Closing of First Tranche
As previously disclosed in the Current Report on Form 8-K filed by the Company on October 2, 2024, Joby Aviation, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”), by and between the Company and Toyota Motor Corporation (“Toyota” or the “Investor”), providing for the issuance and sale by the Company to the Investor in a private placement of up to an aggregate of 99,403,579 shares of common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $5.03 per share, upon the terms and conditions set forth in the Stock Purchase Agreement (the “Private Placement”).
The Private Placement is structured in two equal tranches of approximately $250.0 million each. The closing of each tranche is subject to the satisfaction of certain closing conditions set forth in the Stock Purchase Agreement. The closing of the first tranche was conditioned on, among other things, the entry by the Company and Toyota into a services agreement (the “Services Agreement Closing Condition”).
On May 22, 2025, the Company and Toyota amended and restated the Stock Purchase Agreement (the “A&R Stock Purchase Agreement”) solely to remove the Services Agreement Closing Condition.
On May 22, 2025, in connection with the closing of the first tranche under the A&R Stock Purchase Agreement, the Company issued 49,701,790 Shares to Toyota for an aggregate purchase price of $250,000,003.70. The Shares were offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) of the Securities Act and Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.
The Company is subject to a number of obligations in the A&R Stock Purchase Agreement, including, among others, covenants regarding the conduct of and carrying on of its business, and certain limitations with respect to the use of the proceeds from the sale of the Shares. The A&R Stock Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Investor for liabilities under the Securities Act and other obligations of the parties. The representations, warranties and covenants contained in the A&R Stock Purchase Agreement were made only for purposes of such A&R Stock Purchase Agreement and are and will be made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the A&R Stock Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors not party to the A&R Stock Purchase Agreement should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.
The foregoing description of the A&R Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R Stock Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.
Second Amended and Restated Collaboration Agreement
On May 22, 2025, the Company and Toyota entered into a Second Amended and Restated Collaboration Agreement (the “Collaboration Agreement”), which satisfied a closing condition for the first tranche under the A&R Stock Purchase Agreement.
Pursuant to the Collaboration Agreement, the Company and Toyota reaffirmed their commitment to the existing working relationship, set forth certain additional goals with respect to their collaboration, and expanded Toyota’s role as the Company’s preferred manufacturing partner. Pursuant to the Collaboration Agreement, the parties agreed to implement one or more collaboration projects covering a variety of production phases, including, but not limited to, design, manufacturing and supply support. In particular, the parties will collaborate with respect to various design and development initiatives and will explore the establishment of an alliance to conduct low-volume commercial manufacturing. The terms and conditions of each collaboration project will supplement the terms and conditions of the Collaboration Agreement and will be determined by the parties in advance of commencing any collaboration project. In addition, the Company committed to use and/or request proposals from Toyota as a party: for the Company’s production and supply needs; for the provision of aircraft maintenance, repair, and overhaul services; and for the commencement of potential air taxi services in Japan.
The Collaboration Agreement will continue until all collaboration projects are complete as determined mutually by the parties unless terminated earlier. The Collaboration Agreement includes standard mutual termination provisions in the event the other party is in material breach of its obligations under the Collaboration Agreement, becomes insolvent or files for bankruptcy, and may be terminated by Toyota with three months’ notice or upon a change of control of Joby.
The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the Collaboration Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information included in Item 1.01 above is incorporated by reference into this Item 3.02. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.
Item 7.01. Regulation FD Disclosure.
On May 27, 2025, the Company issued a press release entitled “Joby Aviation Announces Closing of $250 Million Investment.” The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act or the Securities Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	Amended and Restated Stock Purchase Agreement, dated May 22, 2025, by and between the Company and Toyota Motor Corporation.
10.2#†	Second Amended and Restated Collaboration Agreement, dated May 22, 2025, by and between Joby Aero, Inc. and Toyota Motor Corporation.
99.1	Press Release, dated May 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
# Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item 601(b)(10).
† The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Joby Aviation, Inc.

Date:	May 27, 2025	By:	/s/ Kate DeHoff
		Name:	Kate DeHoff
		Title:	General Counsel and Corporate Secretary